Exhibit 10.20
                    FIRST AMENDMENT TO SECOND AMENDED
                 AND RESTATED REVOLVING CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Amendment") made as of the 1st day of December, 1995, by and among WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("Borrower"), THE FIRST NATIONAL BANK OF BOSTON, individually ("FNBB"), the other lenders which are a party to this Amendment, and THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agent").


                           W I T N E S E T H:

     WHEREAS, Borrower, Agent and the lenders a party thereto entered into that certain Second Amended and Restated Revolving Credit Agreement dated June 30, 1995 (the "Credit Agreement"); and

     WHEREAS, Borrower has requested that Agent, FNBB and the other lenders which are a party hereto modify and amend certain terms and provisions of the Credit Agreement;

     NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     2. Modification of the Credit Agreement. Borrower, Banks and Agent do hereby modify and amend the Credit Agreement as follows:

          (a) By inserting the following definitions in Section 1.1 of the Credit Agreement:

               "Bonds.  The Palomino Park Public Improvements
          Corporation Assessment Lien Revenue Bonds Series
          1995-$14,755,000.00.

               Bond Trustee. United States Trust Company of New York or its permitted successors and assigns.

               LC Expiration Date. The date upon which the Letter of Credit has expired by its terms and been returned to the Letter of Credit Issuer or has otherwise been surrendered to the Letter of Credit Issuer without possibility of any further drawing thereunder, and (i) all amounts owing to the Letter of Credit Issuer under the Reimbursement Agreement and the other Related Documents have been paid in full, and (ii) all Obligations hereunder with respect to the Letter of Credit or Loans made pursuant to Section 2.9 have been paid in full.

               LC Exposure. The sum, as of any date of determination, of (i) the maximum amount which the Letter of Credit Issuer may be required to pay on such date or at any future time under the Letter of Credit (without regard to any amounts that as of such date of determination have been advanced and may be reinstated in the future), plus (ii) the aggregate amount of all payments that have been made by Letter of Credit Issuer with respect to the Letter of Credit but have not been reimbursed by the Borrower or any other person pursuant to the Reimbursement Agreement or the promissory notes executed pursuant thereto or converted into Loans pursuant to Section
          2.9 hereof.

               Letter of Credit Commitment. With respect to each Bank the amount set forth on Schedule 1 hereto as the amount of such Bank's Lender of Credit Commitment to make or maintain advances with respect to the Letter of Credit, as the same may be changed from time to time in accordance with the terms of this Agreement. The Letter of Credit Commitment shall equal $15,773,702.00 in the aggregate, except as such amount may be reduced from time to time in accordance with the terms of this Agreement; it being agreed that the Letter of Credit Commitment shall not exceed $15,773,702.00.

               Letter of Credit Commitment Percentage. With respect to each Bank the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Letter of Credit Commitments of all of the Banks, as the same may be changed from time to time in accordance with the terms of this Agreement.

               Palomino Park.  Palomino Park Public Improvements
          Corporation, a Colorado nonprofit corporation.

               Reimbursement Agreement. The Letter of Credit Reimbursement Agreement among Palomino Park, Borrower and Letter of Credit Issuer, dated as of December 1, 1995, relating to the Letter of Credit, together with all amendments, modifications, restatements, supplements or consolidations thereof.

               Related Documents. The "Related Documents," as such term is defined in the Reimbursement Agreement, together with all amendments, modifications, restatements, supplements or consolidations thereof.

               Revolver Commitment. With respect to each Bank the amount set forth on Schedule 1 hereto as the amount of such Bank's Revolver Commitment to make or maintain Loans to the Borrower (other than with respect to advances relating to the Letter of Credit pursuant to Section 2.9), as the same may be changed from time to time in accordance with the terms of this Agreement. The Revolver Commitment shall equal $133,000,000.00 in the aggregate, as such amount may be changed from time to time in accordance with the terms of this Agreement.

               Revolver Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Revolver Commitments of all of the Banks, as the same may be changed from time to time in accordance with the terms of this Agreement.

               Stated Amount. The term "Stated Amount" shall have the meaning given to such term in Paragraph 2 of the Letter of Credit.";

          (b) By deleting the definition of the terms "Commitment," "Commitment Percentage," "Letter of Credit," "Letter of Credit Request" and "Loans" appearing in Section 1.1 of the Credit Agreement, and inserting in lieu thereof the following:

               "Commitment. With respect to each Bank the Letter of Credit Commitment and Revolver Commitment for such Bank, as the same may be changed from time to time in accordance with the terms of this Agreement.

               Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Letter of Credit Commitments and Revolver Commitments of all of the Banks.

               Letter of Credit. The Irrevocable Letter of Credit No. 967-95 in the stated amount of $15,773,702.00 issued by Letter of Credit Issuer, dated December 1, 1995, together with any replacements, substitutes, amendments, modifications or supplements thereto permitted by this Agreement.

               Letter of Credit Issuer. Dresdner Bank AG, New York Branch, or any other branch or agency thereof which may issue a substitute Letter of Credit as permitted in the Reimbursement Agreement.

               Loans. The aggregate Loans to be made by the Banks hereunder, including without limitation, Loans made pursuant to Section 2.1 and Section 2.9.";

          (c) By deleting Section 2.1 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

          "Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, provided, that, in all events no Default or Event of Default shall have occurred and be continuing, and provided, further that at any time the LC Exposure shall be greater than zero or any Loan made pursuant to Section 2.9 shall remain Outstanding, none of the Banks shall have any obligation to have an aggregate principal amount outstanding under this Section 2.1 at any time greater than such Banks' Revolver Commitment. In no event shall the outstanding principal amount of the Loans pursuant to this Section 2.1 at any time exceed the Total Commitment (or, if the LC Exposure is greater than zero or any Loan made pursuant to Section 2.9 shall remain Outstanding, the aggregate of the Revolver Commitments) or cause a violation of the covenants set forth in Section 7.15 nor shall the sum of (a) the outstanding principal amount of the Loans made pursuant to this Section 2.1, and (b) the amount of the LC Exposure and Loans made pursuant to Section 2.9 at any time exceed the Total Commitment or cause a violation of the covenants set forth in
     Section 7.15. The Loans pursuant to Section 2.1 shall be made pro rata in accordance with each Bank's Commitment Percentage or if prior to the LC Expiration Date, the Revolver Commitment Percentage. The funding of a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan and Section 11, in the case of all other Loans, have been satisfied on the date of such funding.";

          (d) By deleting Section 2.2 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

          "Section 2.2. Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate of one-fourth of one percent (0.25%) per annum on the average amount by which the Total Commitment exceeds the outstanding principal amount of Loans made pursuant to Section 2.1 and Section
     2.9 plus the amount of the LC. Exposure during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date, provided, however, that in the event for any quarter the ratio (expressed as a percentage) of (a) the average amount of the outstanding principal amount of the Loans made pursuant to Section 2.1 and Section 2.9 plus the amount of the LC Exposure during such quarter to (b) the Total Commitment is greater than sixty percent (60%), then the facility fee shall be calculated at the rate of one-eighth of one percent (0.125%) for such quarter. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in
     Section 2.3, with a final payment on the Maturity Date.";

          (e) By deleting Section 2.3 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

          "Section 2.3. Reduction and Termination of Commitment. The Borrower shall have the right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $100,000 in excess thereof or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty (unless such termination or reduction requires repayment of a Eurodollar Rate Loan); provided, however that the Commitments shall not be reduced below the amount of the LC Exposure. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under
     Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated. At any time that any amount is available to be drawn under the Letter of Credit or may be reinstated thereunder, the Letter of Credit Commitment may be reduced only as provided in Paragraph 3(b) of the Letter of Credit, and in the event of any reduction in the Letter of Credit Commitment as provided herein, the Revolver Commitment shall be increased on a dollar for dollar basis. In the event that the Letter of Credit Commitment shall be reduced and the Revolver Commitment increased as provided in the preceding sentence, the Revolver Commitment Percentages and Letter of Credit Commitment Percentages shall be adjusted in the following manner: (i) Letter of Credit Issuer's Letter of Credit Commitment Percentage shall equal fifty percent (50%); (ii) the sum of each Bank's Letter of Credit Commitment and Revolver Commitment shall continue to equal such Bank's Commitment; (iii) the Revolver Commitment and the Letter of Credit Commitment, respectively, shall be equal for all Banks that have equal Commitment Percentages; and (iv) Agent in the exercise of its good faith judgment, while attempting to maintain the relative proportions of the Banks existing prior to such reallocation, shall allocate the increase in the Revolver Commitment, and, subject to clause (i) above, the decrease in the Letter of Credit Commitment among the Banks in such manner as Agent shall determine. Following such allocation, the Revolver Commitment, the Letter of Credit Commitment, the Revolver Commitment Percentages and the Letter of Credit Commitment Percentages of the Banks shall be recalculated by Agent, and such calculations shall be binding upon Borrower and the Banks.";

          (f)  By inserting the following sentence at the end of Section
2.7 of the Credit Agreement:

          "To the extent that Section 2.1 shall only require a Bank to make available its Revolver Commitment Percentage of a requested Loan, the references in this Section 2.7 to a Bank's Commitment Percentage shall be deemed to be a reference to such Bank's Revolver Commitment Percentage.";

          (g)  By deleting the fourth (4th) sentence of Section
2.8(a)(iv) of the Credit Agreement, in inserting in lieu thereof the following:

          "In the event that the amount approved by the Agent, the Banks and the Potential Banks pursuant to Section 2.8(a)(iv) for such extension is less than the Total Commitment, then the Borrower may not request, and the Banks shall not be obligated to make, any Loans pursuant to Section 2.1 for a period which is thirty (30) days prior to the then effective Maturity Date which, when added to the LC Exposure and any Loans made pursuant to Section 2.1 and
     Section 2.9, would be in excess of the amount of the Total Commitments approved by the Banks and the Potential Banks. ";

          (h) By deleting Section 2.9 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

          "Section 2.9  Letter of Credit.

          (a) The Borrower has requested that Letter of Credit Issuer provide the Letter of Credit as credit enhancement for the Bonds. Park at Highlands LLC, a Subsidiary of the Borrower, is the owner of Real Estate located in Douglas County, Colorado which will be benefitted by the issuance of the Bonds and the improvements to be constructed with the proceeds from the issuance of the Bonds. The issuance of the Bonds and the Letter of Credit will inure to the direct interest and benefit of the Borrower. The Borrower acknowledges and agrees that the Letter of Credit Issuer would not have agreed to provide the Letter of Credit unless the Banks agreed to participate in advances made thereunder as provided in this Agreement, and the Banks would not have agreed to participate in such advances without (i) the agreement of the Borrower to repay such advances in accordance with the terms of this Agreement and
     (ii) the reservation of the Letter of Credit Commitment from the Total Commitment.

          (b) In the event that the Letter of Credit Issuer shall honor any draw or other presentation for payment under the Letter of Credit and the amount so paid by Letter of Credit Issuer shall not be reimbursed by the Borrower or any other Person in the manner and within the time period set forth in Section 2.1 or Section 2.2 of the Reimbursement Agreement, the Letter of Credit Issuer shall promptly notify the Agent in writing of the amount of such draw and whether such draw was an "Interest Drawing," a "Principal Drawing' or a "Liquidity Drawing" (as such terms are defined in the Letter of Credit). In the event such notice shall be delivered to Agent on or before 10:00 a.m. (Boston time) of a Business Day, the Agent shall, prior to the end of such Business Day, without notice to or the consent of the Borrower, notify the Banks of such draw, and the Banks shall make available to the Agent in accordance with Section
     2.7 their respective Letter of Credit Commitment Percentages of the amount so paid by the Letter of Credit Issuer on or before 12:00 noon (Boston time) on the next Business Day; provided, however, that the Letter of Credit Issuer shall automatically and without further action be deemed to have advanced to itself on such Business Day the amount of its Letter of Credit Commitment Percentage of such draw without funding the same to the Agent.
     Each Bank's obligation to make such payment to the Agent shall not be limited or impaired by the occurrence or continuance of any Default or Event of Default by Borrower, the failure to meet any condition that otherwise must be met for the funding of any Loan, or the failure of any other Bank to make any payment under this
     Section 2.9(b), and each Bank further agrees that such payment shall be made without any offset, abatement, withholding or reduction whatsoever except as otherwise provided in any intercreditor agreement among the Banks and Agent. The proceeds of such funding by the Banks received by 12:00 noon (Boston time) shall be paid by the Agent to the Letter of Credit Issuer on such Business Day (or if received after such time, by the close of the following Business Day) and all such amounts advanced by the Banks hereunder (including, without limitation, the Letter of Credit Issuer) shall be evidenced by the Notes. The amount so drawn shall from the date of such advance by the Banks pursuant to this Section
     2.9 be considered Loans for all purposes hereunder bearing interest as provided in Section 2.5(a); provided, however, that the Borrower shall pay the Letter of Credit Issuer interest at the rate and upon the terms contained in the Reimbursement Agreement on the amount so drawn from the date of such advance by the Letter of Credit Issuer until the date of such advance by the Banks to Agent as provided above. The Borrower irrevocably authorizes each Bank to make or cause to be made such advances at such time notwithstanding the fact that any other conditions to the obligations of the Banks to make such advances to the Borrower under this Agreement may not have been satisfied. At such time as the Banks shall fund or be deemed to have funded a Loan pursuant to this Section 2.9(b), the Borrower will be deemed to have reimbursed the Letter of Credit Issuer under the Reimbursement Agreement for such amounts, and the Borrower and Palomino Park therefore shall no longer be obligated to reimburse such amounts pursuant to the Reimbursement Agreement, and such obligation shall thereafter be evidenced by the Notes.
     The provisions of Section 2.7 shall apply to any Banks failing or refusing to fund its Letter of Credit Commitment Percentage with respect to any such draw, and shall not affect the Borrower's and Palomino Park's reimbursement obligations under the Reimbursement Agreement and the Related Documents being deemed to have been satisfied; provided, however, that the Borrower's and Palomino Park's obligations under the Reimbursement Agreement and the Related Documents with respect to a payment made under the Letter of Credit shall not be deemed to have been reimbursed in the event that all of the Banks fail or refuse to fund a Loan with respect thereto pursuant to this Section 2.9(b) and none of such Banks cures such failure or refusal within the time period permitted in any intercreditor agreement among the Banks and Agent. If after receipt of such funding from any Bank the Letter of Credit Issuer receives payment from the Borrower or any other source on account of the reimbursement obligation that was so funded, or the interest accrued thereon, the Letter of Credit Issuer shall remit such payment to the Agent for distribution to the Banks to the extent of their participation therein.

          (c) Provided that no Event of Default shall have occurred, the Borrower may in connection with any prepayment of the Obligations designate that any such prepayment be applied to reduce the amount of Loans made pursuant to this Section 2.9 in order to cause a reinstatement of the Letter of Credit in accordance with its terms. Unless the amount of any "Liquidity Drawing" (as defined in the Reimbursement Agreement) honored by Letter of Credit Issuer is reimbursed by the Borrower or any other person to Letter of Credit Issuer pursuant to Section 2.2 of the Reimbursement Agreement in the manner and within the time period set forth in
     Section 2.2 of the Reimbursement Agreement, no amount available to be drawn under the Letter of Credit shall bc reinstated except as provided in this Section 2.9(c).

          (d) The Borrower acknowledges and agrees that the terms and conditions of the Reimbursement Agreement and the Related Documents are independent of the terms and provisions of this Agreement and the other Loan Documents and shall not diminish, restrict or otherwise limit the terms of this Agreement or any other of the Loan Documents. The Reimbursement Agreement and the Related Documents are not, and shall not be deemed to be, a novation,0 cancellation, satisfaction or substitution of this Agreement or any other Loan Documents or the Obligations.

          (e) Unless all of the Banks otherwise consent in writing, the term of the Letter of Credit shall not be extended or renewed, nor shall the terms of the Letter of Credit be amended, modified or waived. The amount drawn under the Letter of Credit shall reduce on a dollar for dollar basis the amount available to be drawn under the Letter of Credit Commitment and the Total Commitment as a Loan; provided, however, that the amount available to be drawn under the Letter of Credit Commitment shall increase to the extent that amounts available to be drawn under the Letter of Credit are reinstated as provided in the first sentence of Section 2.9(c).

          (f) Without duplication hereunder, the Borrower shall pay to the Letter of Credit Issuer a non-refundable letter of credit facing fee as provided in Section 2.8 of the Reimbursement
     Agreement.

          (g) The Borrower shall pay to the Agent for the account of the Banks in accordance with their respective Letter of Credit Commitment Percentages, a non-refundable letter of credit retention fee calculated at the rate of one percent (1.0%) per annum of the Stated Amount (without regard to reductions in the Stated Amount subject to reinstatement, it being understood that reductions effected by submission of a certificate in the form of Exhibit "D" to the Letter of Credit are not subject to reinstatement). The first payment of such fee shall be due January 1, 1996 for the period from the date of issuance of the Letter of Credit through December 31, 1995, and shall be payable quarterly in arrears thereafter on the first (1st) day of each calendar quarter thereafter for each quarter or portion thereafter, and on any earlier date upon which the Letter of Credit shall expire or terminate.

          (h)  On the LC Expiration Date, the Letter of Credit
     Commitment shall be merged into the Revolver Commitment (which shall then equal the Total Commitment) and the Borrower may borrow (and repay and reborrow) such amounts as provided in this Agreement, and each Bank's Commitment Percentage shall be determined based upon the ratio that the sum of such Bank's
     Commitment bears to the Total Commitment."

          (i) By deleting the words "(including Letters of Credit outstanding and accepted but unpaid)", appearing in the second (2nd) and third (3rd) lines of Section 3.2 of the Credit Agreement, and inserting in lieu thereof the words "(which for the purposes hereof shall include the LC Exposure)";

          (j)  By inserting the following sentence at the end of Section
3.4 of the Credit Agreement:

          "Notwithstanding the foregoing, except as otherwise provided in Section 2.9(c) with respect to a reinstatement of the Letter of Credit, each partial prepayment of the Loans shall be applied to reduce the Loans made under Section 2.1 and the Loans made under
     Section 2.9 on a pro rata basis based upon the aggregate amount of each type of Loan Outstanding.";

          (k) By deleting Section 4.4(c) of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

          "(c) The obligations of the Borrower to the Banks under this Agreement shall be absolute, unconditional and irrevocable, and shall not be subject to any right of setoff or counterclaim against any Bank, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any other Loan Document or any Related Document; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) any amendment or waiver of, or any consent to departure from, all or any of the Related Documents, this Agreement or any other Loan Document other than, with respect to any particular obligation, the specific waiver by the Banks of such particular obligation under this Agreement, such Related Document or such Loan Document; (iv) the existence of any claim, setoff, defense or any right which the Borrower may have at any time against the Bond Trustee, any beneficiary or any transferee of the Letter of Credit (or Persons for whom the Bond Trustee, any such beneficiary or any such transferee may be acting), the Banks (other than the defense of payment to the Banks in accordance with the terms of this Agreement) or any other Person, whether in connection with the Letter of Credit, this Agreement, any other Loan Document, or any other Related Document, the transactions contemplated herein or therein or any unrelated transaction; (v) any statement, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (vi) any breach of any agreement or dispute among or between Borrower and Bond Trustee, any beneficiary or transferee of the Letter of Credit, Palomino Park or any other Person; (vii) any irregularity in the transaction with respect to which the Letter of Credit is issued, including any fraud by the Bond Trustee or any beneficiary or transferee of the Letter of Credit; (viii) any non-application or misapplication by the Bond Trustee of the proceeds of any drawing under the Letter of Credit or any other act or omission of the Bond Trustee or any other Person in connection with the Letter of Credit; (ix) payment by the Letter of Credit Issuer under the Letter of Credit against presentation of a certificate which does not comply with the terms of the Letter of Credit, (x) any extension of time for or delay, renewal or compromise of or other indulgence or modification granted or agreed to by the Banks with or without notice to or approval by the Borrower with respect to the transactions contemplated by this Agreement and the Reimbursement Agreement other than, with respect to any particular obligation or cost, the specific modification to the Borrower by the Banks of such particular obligation or cost; and (xi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Nothing herein shall limit any rights which the Borrower may have against the Letter of Credit Issuer pursuant to Section
     8.1 of the Reimbursement Agreement.

          (d) As among the Agent, the Banks and the Borrower, Borrower assumes all risks of the acts or omissions of the Bond Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. None of the Agent or the Banks nor any of their respective officers or directors shall be liable or responsible for: (i) the use which may be made of the Letter of Credit or for any acts or omissions of the Bond Trustee and any beneficiary or transferee in connection therewith; (ii) any reference which may be made to this Agreement, the Reimbursement Agreement or the Letter of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of any document, or of any endorsement(s) thereon, even if any such document should in fact prove to be in any or all respects, invalid, insufficient, fraudulent or forged or any statement therein should in fact prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by Letter of Credit Issuer against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (v) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit. Without limiting the foregoing, the Letter of Credit Issuer may accept any document that appears on its face to be in order, without responsibility for further investigation. The determination of whether a drawing has been made under the Letter of Credit prior to its expiration date or whether a drawing made under the Letter of Credit is in proper and sufficient form shall be made by the Letter of Credit Issuer in its sole discretion, which determination shall be conclusive and binding upon Borrower to the extent permitted by law. Borrower hereby waives any right to object to any payment made under the Letter of Credit with regard to a drawing that is in the form provided in the Letter of Credit, but which varies with respect to punctuation, capitalization, spelling or similar matters of form. Notwithstanding the forgoing, the Letter of Credit Issuer (but not Agent or any of the other Banks) shall be liable to Borrower for acts or events described in subsections (i) through (v) above to the extent, but only to the extent, of any direct, as opposed to indirect or special or consequential, damages suffered by Borrower which Borrower proves were caused by: (x) the gross negligence or willful misconduct of the Letter of Credit Issuer in determining whether any draft or demand presented under the Letter of Credit complies with the terms and conditions therefor stated in the Letter of Credit, or (y) the willful failure of the Letter of Credit Issuer to pay any draft or demand presented under the Letter of Credit strictly complying with the terms and conditions of the Letter of Credit; provided, however, that the maximum amount of damages recoverable by Borrower as provided above is expressly limited as provided in the Reimbursement Agreement to the Stated Amount of the Letter of Credit.";

          (l) By deleting the words "(including Loans and other outstanding Letters of Credit (including Letters of Credit accepted but unpaid))" appearing in the fifth (5th), sixth (6th) and seventh (7th) lines of Section 7.1 5(a)(i) of the Credit Agreement, and inserting in lieu thereof the words: "(including Loans and the LC Exposure");

          (m) By inserting the following paragraph as Section 12.1(q) of the Credit Agreement, appearing on page 64 thereof:

          "(q) The Borrower or Palomino Park shall fail to perform any term, covenant or agreement contained in the Reimbursement
     Agreement or any of the other Related Documents;";

          (n) By deleting the words "amount of the outstanding Letters of Credit (including Letters of Credit accepted but unpaid)" appearing in the twenty-eighth (28th) and twenty-ninth (29th) lines of Section
12.3 of the Credit Agreement, and inserting in lieu thereof the words "amount of the LC Exposure";

          (o) By inserting the following clause following the words "be made among the Bank's pro rata" appearing in the fourteenth (14th) line of Section 12.4(b) of the Credit Agreement, appearing on page 66 thereof:

          "(it being agreed that such amounts shall be applied pro rata among the Banks between the aggregate Obligations relating to Loans made pursuant to Section 2.1 and Loans made pursuant to Section 2.9)";

          (p) By inserting the following clause prior to the words "in each case including" appearing in the thirtieth (30th) line of Section 16 of the Credit Agreement, appearing on page 73 thereof:

          "(h) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any private placement memorandum, official statement, preliminary official statement or other agreement relating to the Bonds or the Letter of Credit (other than information relating to the Letter of Credit Issuer and provided by the Letter of Credit Issuer for inclusion therein), or the omission or alleged omission to state in any private placement memorandum, official statement, preliminary official statement or other agreement relating to the Bonds or the Letter of Credit any material fact necessary to make such statements, in light of the circumstances under which they are or were made, not misleading, (i) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, (j) the issuance and sale of the Bonds, or (k) the use of the proceeds of the Bonds,";

          (q)  By inserting the following Section 32 to the Credit
Agreement:

          "Section 32. Additional Waivers. Borrower hereby agrees that its obligations under this Agreement and the Loan Documents shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on: (a) the incapacity or lack of authority of Palomino Park or any other Person, or the failure of Agent or Letter of Credit Issuer to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Palomino Park or any other Person; (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Palomino Park; (c) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Palomino Park or any other Person, or any of Palomino Park's or such other Person's properties or assets;
     (d) the failure of the Agent, Letter of Credit Issuer or any of the Banks to give notice of the existence, creation or incurrence of any new or additional Obligation or of any action or nonaction on the part of any other Person whomsoever in connection with any Obligation; (e) any failure or delay of the Agent or the Letter of Credit Issuer to commence an action against Palomino Park, to assert or enforce any remedies against Palomino Park under the Reimbursement Agreement or any other of the Related Documents, or to realize upon any security; (f) any failure of any duty on the part of the Agent, Letter of Credit Issuer or any of the Banks to disclose to Borrower any facts it may now or hereafter know regarding Palomino Park or the Bonds, whether such facts materially increase the risk to Borrower or not; (g) the invalidity or unenforceability of the Bonds, the Reimbursement Agreement or the other Related Documents; (h) the compromise, settlement, release or termination of any or all of the obligations of Palomino Park under the Reimbursement Agreement or the other Related Documents; or (i) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Borrower might otherwise be entitled, it being the intention that the obligations of Borrower hereunder are absolute, unconditional and irrevocable Borrower further expressly waives any and all rights of subrogation to Agent, Letter of Credit Issuer and the Banks against any Person having any liability with respect to the Bonds (including, without limitation, Palomino Park), and Borrower hereby waives any rights to enforce any remedy which Agent, Letter of Credit Issuer or the Banks may have against any Person having any liability with respect to the Bonds (including, without limitation, Palomino Park), and any rights to participate in any collateral for such Person's obligations.";

          (r) By deleting Schedule 1 attached to the Credit Agreement in its entirety, and inserting in lieu thereof Schedule 1 attached hereto and made a part hereof;

          (s) All references in the Credit Agreement to "Letters of Credit" shall be deemed to refer to the Letter of Credit;

          (t) All references in Credit Agreement to "Letters of Credit accepted but unpaid" shall be deemed to refer to "any draws under the Letter of Credit accepted but unpaid"; and

          (u) Any amounts which may now or hereafter be owed by Borrower to Letter of Credit Issuer under the Reimbursement Agreement or the Related Documents shall in all circumstances be considered unsecured Indebtedness of Borrower for the purposes of the Credit Agreement, regardless of whether Letter of Credit Issuer may now or hereafter have any collateral (such as pledged Bonds or a deed of trust) for such obligations.

     3. Notes. All references in the Notes to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

     4. No Default. By execution hereof, the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after the issuance of the Letter of Credit. Each of the representations and warranties made by or on behalf of the Borrower and its Subsidiaries in or in connection with this Amendment, the Reimbursement Agreement or the other Related Documents is true and correct and no Default or Event of Default has occurred and is continuing.

     5. Waiver of Claims. Borrower acknowledges, represents and agrees that to the best of Borrower's knowledge and belief after reasonable inquiry and investigation, Borrower has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks.

     6. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement as modified and amended herein.
Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower under the Loan Documents.

     7. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     8. Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

THE FIRST NATIONAL BANK OF BOSTON, individually and as Agent


By:/s/ Jeffrey Warwick
   -----------------------
    Vice President

     (BANK SEAL)


WELLSFORD RESIDENTIAL PROPERTY TRUST


By:/s/ Gregory F. Hughes
  ------------------------
Title:  Vice President

     (CORPORATE SEAL)


BANK OF AMERICA ILLINOIS


By:/s/ Robert P. McKenny
  ---------------------------
Title:  Vice President

     (BANK SEAL)


BANK ONE, ARIZONA, NA


By:/s/ John W. Boyd
   ------------------
Title:  Vice President

     (BANK SEAL)


THE FIRST NATIONAL BANK OF CHICAGO


By:/s/ James D. Benko
  ----------------------
Title:  Assistant Vice President

(BANK SEAL)

CORESTATES BANK, N.A.


By:/s/ Gary S. Kinn
  -------------------

Title:  Vice President

     (BANK SEAL)


SHAWMUT BANK, N A.


By:/s/ Margaret A. Mulcahy
   ------------------------
Title:  Vice President

     (BANK SEAL)


DRESDNER BANK, AG New York Branch and Grand Cayman Branch


By:/s/ Richard W. Conroy
Title: Vice President

Attest:/s/ Andrew K. Mittag
       Title: Vice President

     (BANK SEAL)

KREDIETBANK N.V.


By:/s/ Francis Payne
Title:  Assistant V.P.

By:/s/ Robert Snauffer
Title: Vice President

(BANK SEAL)

                                                            SCHEDULE I

                                                       BANKS AND COMMITMENTS


                                                                            Revolver                       Letter of Credit
                                              Commitment     Revolver      Commitment   Letter of Credit      Commitment
Name and Address                Commitment    Percentage    Commitment     Percentage     Commitment          Percentage
----------------                ----------    ----------    ----------     ----------   ----------------   ----------------

The First National Bank of    $30,000,000.00    20.000%   $28,000,000.00   21.052632%    $2,000,000.00        11.764706%
 Boston
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
  Same as above

Bank of America Illinois      $20,000,000.00    13.333%   $18,800,000.00   14.135338%    $1,200,000.00         7.058824%
231 South LaSalle Street
15th Floor
Chicago, Illinois 60697
Attn: Mr. Bob McKenny

Eurodollar Lending Office
  Same as above

Bank One, Arizona, NA         $20,000,000.00    13.333%   $18,800,000.00   14.135338%    $1,200,000.00         7.058824%
Real Estate Lending
Dept. A-387
241 North Central Avenue
Phoenix, Arizona 85004
Attn:  Mr. John Boyd

Eurodollar Lending Office
  Same as above

The First National Bank       $20,000,000.00   13.3333%   $18,800,000.00   14.135338%    $1,200,000.00         7.058824%
 of Chicago
One First National Plaza
Mail Suite 0151
Chicago, Illinois
  60670-0577
Attn:  Mr. James D. Benko

Eurodollar Lending Office
  Same as above

Shawmut Bank, NA              $20,000,000.00    13.333%   $18,800,000.00   14.135338%    $1,200,000.00         7.058824%
Commercial Real Estate
One Federal Street
OF 3003
Boston, Massachusetts
  02211
Attn:
  Ms. Margaret A. Mulcahy

Eurodollar Lending Office
  Same as above

Dresdner Bank, AG New York    $15,000,000.00      10.0%   $ 6,500,000.00    4.887218%    $8,500,000.00        50.000000%
 Branch and Grand Cayman
  Branch
75 Wall Street
New York, New York
  10005-2889
Attn:  Mr. Richard Conroy

Eurodollar Lending Office
  Same as above

Kredietbank, N.V.             $15,000,000.00      10.0%   $14,000,000.00   10.526316%    $1,000,000.00         5.882353%
125 West 55th Street
New York, New York  10019
Attn:  Mr. Frank Payre

Eurodollar Lending Office
  Same as above

CoreStates Bank, N.A.         $10,000,000.00      10.0%    $9,300,000.00    6.992481%   $   700,000.00         4.117647%
Real Estate and Construction
 Finance
1339 Chestnut Street
Philadelphia, Pennsylvania  19107-7618
Attn:  Mr. Gary S. Kinn

Eurodollar Lending Office
  Same as above

Percentages may not equal
100% due to rounding.
